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                                                                    EXHIBIT 99.2

                  WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                          320 Park Avenue, Suite 2500
                             New York, N.Y. 10022

                                 April 5, 1999


Colonial Acquisition Corp.
c/o Welsh, Cason, Anderson & Stowe VIII, L.P.
320 Park Avenue
Suite 2500
New York, New York 10022-6815

BancTec, Inc.
4851 LBJ Freeway
Dallas, Texas  75244

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), between Colonial Acquisition Corp.
("Acquisition") and BancTec, Inc. (the "Company"). Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Agreement.

          We agree with Acquisition and the Company that, if at any time between the date hereof and the Effective Time, Acquisition shall have any obligations or liabilities, whether under the Agreement of otherwise, that cannot be satisfied out of the assets of Acquisition, the undersigned shall make an equity investment in Acquisition in an amount equal to such obligations or liabilities,
(i) up to $134,087,500 or (ii) in the event that an Independent Investor (as hereinafter defined) agrees to invest in Acquisition in connection with an Alternative Transaction (as hereinafter defined), up to $145.0 million, in each case in the aggregate. Any such investment shall reduce by an equal amount any investment commitment the undersigned may have to Acquisition. The undersigned's obligation hereunder may be satisfied by an investment by any other affiliate of Welsh, Carson, Anderson & Stowe or a third party.

          We also agree that we shall use our commercially reasonable efforts to
(i) consummate the Financing substantially on the terms of the Commitment Letters, (ii) identify a third party that is independent of, and not affiliated with Welsh, Carson, Anderson & Stowe (the "Independent Investor"), which will invest in Acquisition in a manner designed to permit the Merger to be restructured to achieve recapitalization accounting treatment and (iii) effect the purchase by Acquisition of 100% of the shares of Company Common Stock outstanding immediately prior to the
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Effective Time for the Cash Election Price (such restructured transaction being referred to as the "Alternative Transaction"). We are highly confident that we will obtain a definitive commitment from an Independent Investor prior to the filing with the Securities and Exchange Commission of the Form S-4.

          Notwithstanding anything that may be expressed or implied in the foregoing provisions of this letter agreement, Acquisition and the Company, by their acceptance of the benefits hereof, covenant, agree and acknowledge that no person or entity other than Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII"), shall have any obligation hereunder and that, notwithstanding that WCAS VIII is a partnership, no recourse hereunder shall be had against any current or future officer, director, agent or employee of WCAS VIII, against any current or future general or limited partner of WCAS VIII or against any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law. Without limiting the generality of the foregoing, it is expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise incurred by any current or future officer, agent or employee of WCAS VIII, any current or future general or limited partner of WCAS VIII or any current or future dire tor, officer, employee, general or limited partner, member affiliate or assignee of any of the foregoing, as such for any obligations of WCAS VIII under this letter agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

                              Very truly yours,

                              WELSH, CARSON, ANDERSON &
                                  STOWE VIII, L.P.

                              By WCAS VIII Associates LLC
                                    General Partner


                              By    /s/ Robert A. Minicucci
                                -----------------------------------------
                                  Managing Member
Accepted and Agreed to By:

  COLONIAL ACQUISITION CORP.

  By    /s/ Anthony J. de Nicola
     -------------------------------
     Title:  Vice President


  BANCTEC, INC.

  By    /s/ Tod V. Mongan
     -------------------------------
     Title:  Senior Vice President